Exhibit 10.7

FUND ADMINISTRATION SERVICING AGREEMENT

THIS FUND ADMINISTRATION SERVICING AGREEMENT (the “Agreement”) is made and entered into as of [                        ] by and between VS Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

WHEREAS, each Fund is operated as a commodity pool under the Commodity Exchange Act and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 or Form S-3, as applicable (each a “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”);

WHEREAS, the Trust desires to retain Tidal to provide fund administration services to each series of the Trust listed on Exhibit A attached hereto (as amended from time to time) (each, a “Fund” and collectively the “Funds”).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Tidal as Administrator

The Trust hereby appoints Tidal as fund administrator of the Trust on the terms and conditions set forth in this Agreement, and Tidal hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of Tidal shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Tidal hereunder. The Trust hereby authorizes Tidal to, in Tidal’s sole discretion, engage a sub-contractor to provide the services described herein (the “Sub-Administrator”); provided that Tidal shall remain responsible for the actions and omissions of the Sub-Administrator to the same extent as if Tidal had taken such actions or made such omissions. The initial Sub-Administrator shall be U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services.

2.	Services and Duties of Tidal

Tidal shall provide or require the Sub-Administrator to provide some or all of the following fund administration services to each Fund from time to time:

A.	General Fund Management:

(1)	Act as liaison among Fund service providers, including but not exclusive to Fund’s sponsor (“Sponsor”), investment sub-adviser(s), authorized participants, external legal counsel, independent audit firms and external compliance consultants.

(2)	Supply:

a.	Office facilities (which may be in Tidal’s, Sub-Administrator’s, an affiliate’s, or Fund’s own offices).

b.	Non-investment-related statistical and research data as requested.

(3)	Audits:

a.	For the annual Fund audit and quarterly review, assist with and provide information for appropriate schedules and materials. Provide requested information to the independent auditors, and facilitate the audit process.

b.	For SEC or other regulatory audits, provide requested information to the SEC or other regulatory agencies and facilitate the audit process.

c.	For all audits, provide office facilities, as needed.

(4)	Assist with overall operations of the Trust.

(5)	Pay Trust and Fund expenses upon written authorization from an approved authorized representative of the Trust or Sponsor.

(6)	Keep the Trust’s governing documents, including its charter and bylaws, but only to the extent such documents are provided to Tidal by the Trust or its representatives for safe keeping. Maintain required books and records for each Fund, as required by all applicable statutes, rules and regulations. This will be subject to and in accordance with Section 9 of the Agreement, maintain files of registration statements, Fund contracts, compliance materials and other Fund documents that are prepared by Fund Services or furnished to Fund Services by the Fund, as required by the U.S. Securities and Exchange Commission (“SEC”), U.S. Commodity Futures Trading Commission (“CFTC”), National Futures Association (“NFA”) and NYSE rules adopted thereunder, as they may be amended from time to time, and other requirements.

B.	Compliance:

(1)	Regulatory Compliance:

a.	Monitor each Fund’s compliance with the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”) (or similar disclosure documents) included in its registration statement on Form N-1A filed with the SEC (“Registration Statement”).

b.	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of Tidal’s compliance program as it relates to the Trust, provided the same shall not be deemed to change Tidal’s standard of care as set forth herein.

c.	Monitor applicable regulatory and operational service issues, including exchange listing requirements, and update the Trust periodically.

(2)	SEC Registration and Reporting:

a.	Within the appropriate production cycle, prepare one Quarterly Report on Form 10-Q for the Funds for each of the first three fiscal quarters of the Funds, or as necessary. The preparation of each Form 10-Q includes the coordination of all printer and author edits, the review of printer drafts and the review of final printer invoices.

b.	Within the appropriate production cycle, assist with preparation of an Annual Report on Form 10-K for the Funds’ fiscal year.

c.	At the request of the Trust, assist with the coordination of the requests for information/documentation from the SEC, CFTC, NFA and NYSE.

d.	Upon review and approval of each Form 10-K and 10-Q by the Trust’s Principal Financial Officer (or such person performing such functions), Fund Services shall edgarize and file, or cause to be edgarized and filed, such reports (including the XBRL versions) with the SEC, CFTC, NFA and NYSE, as required, including any applicable executive officer certifications or other exhibits to such reports. Fund Services shall also coordinate with the printer an XBRL file and web-ready file that can be uploaded to the Fund’s website.

C.	Financial Reporting:

(1)	Provide financial data required by the Registration Statement for each Fund.

(2)	Within the appropriate time period following the end of the Funds’ required monthly reporting period, prepare an Account Statement in compliance with the requirements of CFTC Rule § 4.22(a), including a Statement of Income (Loss) and a Statement of Changes in Net Asset Value; Administrator shall coordinate the filing of the Account Statements with the NFA. Upon review and approval of each above-mentioned report by the Sponsor, Administrator shall file such reports with the CFTC and/or NFA, as required, including any applicable executive officer certifications or other exhibits to such reports.

(3)	Supervise the Fund’s custodian and fund accountants in the maintenance of each Fund’s general ledger and in the preparation of each Fund’s financial statements, including oversight of expense accruals and payments, the determination of net asset value, and the declaration and payment of dividends and other distributions to shareholders.

(4)	Monitor expense accruals and make adjustments as necessary; notify the Trust’s management of adjustments expected to materially affect a Fund’s expense ratio.

(5)	Prepare financial statements for each Fund, which include, without limitation, the following items:

a.	Statement of Financial Condition.

b.	Statement of Investments.

c.	Statement of Operations.

d.	Statement of Changes in Net Assets.

e.	Statement of Cash Flows.

f.	Notes to the Financial Statements.

g.	Review of other financial data included in 10-Qs and 10-Ks.

h.	Any other information that may be required by rule or regulation.

D.	Tax Reporting (as applicable):

(1)	Prepare for the review of the independent auditor and/or Fund’s federal and state tax returns including, without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. Tidal will prepare annual federal and state income tax return filings for each Fund as authorized by and based on the instructions received by the Fund and/or its independent auditor.

(2)	Provide the Fund’s Sponsor and the independent auditor with tax reporting information pertaining to each Fund and make available to Tidal as required in a timely manner.

(3)	Monitor wash sale losses.

(4)	As needed, calculate Qualified Dividend Income (“QDI”) for qualifying Fund Shareholders.

3.	License of Data; Warranty; Termination of Rights

A.	Tidal hereby informs the Trust that the Sub-Administrator has entered into agreements with MSCI index data services (“MSCI”), Standard & Poor Financial Services LLC (“S&P”), and FactSet Research Systems Inc. (“FACTSET”); and the related index data services being provided to the Trust by Tidal or the Sub-Administrator (collectively, the “Data”) are being sublicensed, not sold, to the Trust. The Trust hereby acknowledges and agrees with the provisions set forth on Exhibit B hereto. The provisions in Exhibit B shall not have any effect upon the standard of care and liability Tidal has set forth in Section 6 of this Agreement.

B.	The Trust shall indemnify and hold harmless Tidal, the Sub-Administrator, its information providers, and any other third party involved in or related to the making or compiling of the Data, their affiliates and subsidiaries and their respective directors, officers, employees and agents from and against any claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, as incurred, arising in and any manner out of the Trust’s or a Fund’s use of, or inability to use, the Data or any breach by the Trust of any provision contained in this Agreement regarding the Data. The immediately preceding sentence shall not have any effect upon the standard of care and liability of Tidal as set forth in Section 6 of this Agreement.

4.	Compensation

Tidal shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit C hereto (as amended from time to time by written consent of both parties to this Agreement). Tidal shall also be reimbursed for such reasonable and documented miscellaneous expenses as set forth on Exhibit C hereto as are reasonably incurred by Tidal or the Sub-Administrator in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify Tidal in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to Tidal shall only be paid out of the assets and property of the particular Fund involved.

5.	Representations and Warranties

A.	The Trust hereby represents and warrants to Tidal, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

B.	Tidal hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by Tidal in accordance with all requisite action and constitutes a valid and legally binding obligation of Tidal, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

6.	Standard of Care; Indemnification; Limitation of Liability

A.	Tidal shall use commercially reasonable efforts and exercise reasonable care in the performance of its duties under this Agreement. Tidal shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or a Fund in connection with its duties under this Agreement, except a loss arising out of or relating to Tidal’s refusal or failure to comply with the terms of this Agreement or from its bad faith, fraud, negligence, or willful misconduct in the performance of its duties under this Agreement or material breach of this Agreement. Notwithstanding any other provision of this Agreement, if Tidal has used commercially reasonable efforts and exercised reasonable care in the performance of its duties under this Agreement, each Fund shall indemnify and hold harmless Tidal from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that Tidal may sustain or incur or that may be asserted against Tidal by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reasonable reliance upon any written or oral instruction provided to Tidal by any duly authorized officer of the Trust or a Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Tidal’s refusal or failure to comply with the terms of this Agreement or material breach of this Agreement or from its bad faith, fraud, negligence or willful misconduct in the performance of its duties under this Agreement. Tidal shall endeavor to provide the Trust such reasonable estimates, including reasonable estimates related to amounts incurred for services provided hereunder, in connection with claims for which Tidal seeks indemnity from the Trust, provided that the Trust’s (or a Fund’s) continuing obligations to indemnify Tidal after the termination of this Agreement shall relate to solely those claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with Tidal’s provision of services pursuant to this Agreement. This indemnity shall be a continuing obligation of the Trust (and the Funds), its successors and assigns, notwithstanding the termination of this Agreement; provided that the Trust’s (or a Fund’s) continuing obligations to indemnify Tidal after the termination of this Agreement shall relate to solely those claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with Tidal’s provision of services pursuant to this Agreement. As used in this paragraph, the term “Tidal” shall include Tidal’s members, officers and employees.

Tidal may obtain the advice of competent external counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice; provided that, notwithstanding any advice to the contrary, any action taken by Tidal must be consistent with Tidal’s rights and responsibilities under this Agreement.

Tidal shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by Tidal as a result of Tidal’s refusal or failure to comply with the terms of this Agreement, material breach of this Agreement, or from Tidal’s bad faith, fraud, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of Tidal, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); or (ii) any delay by reason of circumstances beyond its control, which may include acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, Tidal shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Tidal will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Tidal. Tidal agrees that it shall, at all times, have reasonable business continuity and disaster recovery contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Tidal’s premises and operating capabilities at any time during regular business hours of Tidal, upon reasonable notice to Tidal. Moreover, Tidal shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent auditor on the internal controls and procedures of Tidal relating to the services provided by Tidal under this Agreement.

Notwithstanding the above, Tidal reserves the right to reprocess and correct non-material administrative errors at its own expense; provided that Tidal shall provide advance written notice to the Trust detailing the action it intends to take prior to taking such action. For material administrative errors, Tidal reserves the right to reprocess and correct administrative errors at its own expense upon consultation with the Trust and in such manner as agreed to by the Trust.

B.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 6 shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If Tidal is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve Tidal of any of its obligations in such other capacity.

E.	In conjunction with the tax services provided to the Trust by Tidal hereunder, Tidal shall not be deemed to act as an income tax return preparer for any purpose including as such term is defined under Section 7701(a)(36) of the IRC, or any successor thereof. Any information provided by Tidal to a Fund for income tax reporting purposes with respect to any item of income, gain, loss, or credit will be performed solely in Tidal’s administrative capacity. Tidal shall not be required to determine, and shall not take any position with respect to whether, the reasonable belief standard described in Section 6694 of the IRC has been satisfied with respect to any income tax item. The Trust, and any appointees thereof, shall have the right to inspect the transaction summaries produced and aggregated by Tidal, and any supporting documents thereto, in connection with the tax reporting services provided with respect to each Fund by Tidal. Tidal shall not be liable for the provision or omission of any tax advice with respect to any information provided by Tidal to the Trust or a Fund. The tax information provided by Tidal shall be pertinent to the data and information made available to Tidal, and is neither derived from nor construed as tax advice.

7.	Data Necessary to Perform Services

The Trust or its agent shall furnish to Tidal and the Sub-Administrator the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

8.	Proprietary and Confidential Information

Tidal agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance or delegation of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Tidal may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, provided that Tidal shall promptly notify the Trust of such request if permitted by applicable law, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of Tidal or any of its employees, agents or representatives, and information that was already in the possession of Tidal prior to receipt thereof from the Trust, or its agent, shall not be subject to this paragraph.

Further, Tidal will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, Tidal shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

Tidal shall require the Sub-Administrator to be bound by confidentiality provisions that are substantially similar to those set forth in this Section 8 (Proprietary and Confidential Information).

9.	Records

Tidal shall keep, and shall require the Sub-Administrator to keep, records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, as required by the Securities Exchange Act of 1934, as amended, the rules of the stock exchange on which the Funds’ shares are listed, 17 C.F.R. 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) through (12) and (b)(1)), and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. Tidal will also maintain those records of the Trust and the Funds including any changes, modifications or amendments thereto (the “Fund Records”) and will act as document repository for such Fund Records. Upon receipt of such Fund Records, Tidal will issue a receipt for such Fund Records. Tidal shall maintain a complete and orderly inventory of all Fund Records for which it has issued a receipt. Tidal shall be under no duty or obligation to audit or reconcile the content, nor shall it be responsible for the accuracy or completeness of those Fund Records not created by it. Upon written request in a form to be determined by Tidal and the Trust, Tidal will return or release the requested Fund Records to such persons or entities pursuant to the Instructions provided by the Trust. Once one or more Fund Records have been returned or released by Tidal, Tidal shall have no further duty or obligation to act as repository for said previously released Fund Records. The Trust represents and warrants that: (a) promptly after the date of this Agreement, it will, at its own expense, deliver, cause to be delivered or make available to Tidal all of the Fund Records in effect as of the date of this Agreement; (b) it will, on a continuing basis and at its own expense, promptly deliver, cause to be delivered or make available to Tidal any Fund Records created after the date of this Agreement; (c) it has adequate record-keeping policies and procedures in effect to ensure that all Fund Records are promptly provided to Tidal pursuant to the terms of this Agreement; (d) it shall be responsible for the accuracy and completeness of any Fund Records not created by Tidal; and (e) it shall be responsible for ensuring the Trust’s or the Funds’ compliance with, fulfillment of its obligations under or enforcement of, any Fund Records not created by Tidal. Tidal acknowledges that the records maintained and preserved by it pursuant to this Agreement are the property of the Trust and will be, at the Trust’s expense, surrendered promptly upon reasonable request. In performing its obligations under this Section, Tidal may utilize micrographic and electronic storage media as well as independent third party storage facilities.

10.	Compliance with Laws

The Trust retains primary responsibility for all compliance matters relating to the Trust, including but not limited to compliance with the 1933 Act, 1934 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, the rules and regulations of the SEC, U.S. Commodity Futures Trading Commission, National Futures Association, the securities exchange on which any Shares are listed and the policies and limitations of the Fund relating to its portfolio investments as set forth in its registration statement. Tidal’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance.

11.	Terms of Agreement; Amendment

This Agreement shall become effective as of the date first written above and will continue in effect for a period of two (2) years. However, this Agreement may be terminated at the end of the initial term by either party upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Subsequent to the end of the two (2) year period, this Agreement continues until one party gives 90 days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by Tidal and the Trust.

12.	Early Termination

In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement prior to the end of the two (2) year term, the Trust agrees to pay the following fees:

a.	all monthly fees through the life of the Agreement, including the repayment of any negotiated discounts;

b.	all fees associated with converting services to successor service provider;

c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

d.	all reasonable and documented miscellaneous costs associated with a.-c. above

13.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of Tidal’s duties or responsibilities hereunder is designated by the Trust by written notice to Tidal, Tidal will promptly, upon such termination and at the expense of the Trust (which shall include only reasonable and documented miscellaneous expenses), transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Tidal (or the Sub-Administrator) under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which Tidal or the Sub-Administrator has maintained the same, the Trust shall pay any reasonable and documented miscellaneous expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Tidal’s personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust.

14.	Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Tidal, or by Tidal without the written consent of the Trust.

15.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1933 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1933 Act or any rule or order of the SEC thereunder.

16.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

17.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict Tidal or the Sub-Administrator from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

18.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

19.	Legal-Related Services

Nothing in this Agreement shall be deemed to appoint Tidal, the Sub-Administrator, or their respective members, officers, directors and employees as the Trust attorneys, form attorney-client relationships or require the provision of legal advice. The Trust acknowledges that Tidal and Sub-Administrator attorneys (including any in-house attorneys) exclusively represent Tidal or Sub-Administrator, respectively, and each relies on outside counsel retained by the Trust to review all services provided by attorneys engaged by Tidal and Sub-Administrator (including any in-house attorneys) and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between attorneys engaged by Tidal or Sub-Administrator (including any in-house attorneys) and the Trust, any information provided to Tidal or Sub-Administrator attorneys (including any in-house attorneys) may not be privileged and may be subject to compulsory disclosure under certain circumstances. Tidal represents that it will maintain (and require the Sub-Administrator to maintain) the confidentiality of information disclosed to attorneys engaged by Tidal or Sub-Administrator (including any in-house attorneys) on a best efforts basis.

20.	Insurance

Tidal shall maintain a fidelity bond covering larceny and embezzlement, an insurance policy with respect to directors and officers errors and omissions coverage and electronic data processing insurance coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, Tidal shall provide evidence that coverage is in place. Tidal shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be reduced or canceled. Such notification shall include the date of cancellation or reduction and the reasons therefore. Tidal shall notify the Trust promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding claims made by Tidal under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

21.	Entire Agreement

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, sets forth the sole and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, whether written or oral, between the parties.

22.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below, or such other address(es) as may be specified in writing by one party to the other party:

Notice to Tidal shall be sent to:

Tidal ETF Services LLC

Attn: Chief Executive Officer

898 North Broadway, Suite 2

Massapequa, NY 11758

Notice to the Trust shall be sent to:

VS Trust

Attn: Justin Young

100 S Bedford Rd., Suite 340

Mt. Kisco, NY 10549

23.	Construction

Any reference in this Agreement to a form, statute or regulation shall include any successor thereto.

24.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

25.	Limited Recourse

This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only on the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL ETF SERVICES LLC

By:________________________________

Name:_____________________________

Title:______________________________

Date: _____________________________

VS TRUST

By:________________________________

Name:_____________________________

Title:______________________________

Date: _____________________________

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of VS Trust

Name of Series

Exhibit B to the Fund Administration Servicing Agreement

REQUIRED PROVISIONS OF MSCI, S&P AND FACTSET

●	The Trust represents that it will use the Data solely for internal purposes and use in the normal conduct of its business and will not redistribute the Data in any form or manner to any third party, except its advisers, agents and consultants.

●	The Trust represents that it will not use or permit anyone else to use the Data in connection with creating, managing, advising, writing, trading, marketing or promoting any securities or financial instruments or products, including, but not limited to, funds, synthetic or derivative securities (e.g., options, warrants, swaps, and futures), whether listed on an exchange or traded over the counter or on a private-placement basis or otherwise or to create any indices (custom or otherwise).

●	The Trust represents that it will treat the Data as proprietary to MSCI, S&P and FACTSET. Further, the Trust shall acknowledge that MSCI, S&P and FACTSET are the sole and exclusive owners of the Data and all trade secrets, copyrights, trademarks and other intellectual property rights in or to the Data.

●	Except as expressly permitted hereby, the Trust represents that it will not (i) copy any component of the Data, (ii) alter, modify or adapt any component of the Data, including, but not limited to, translating, decompiling, disassembling, reverse engineering or creating derivative works, or (iii) make any component of the Data available to any other person or organization (including, without limitation, the Trust’s present and future parents, subsidiaries or affiliates) directly or indirectly, for any of the foregoing or for any other use, including, without limitation, by loan, rental, service bureau, external time sharing or similar arrangement.

●	The Trust is obligated to reproduce on all permitted copies of the Data all copyright, proprietary rights and restrictive legends appearing on the Data.

●	The Trust acknowledges that it assumes the entire risk of using the Data and shall agree to hold MSCI or S&P or FACTSET harmless from any claims that may arise in connection with any use of the Data by the Trust.

●	The Trust acknowledges that MSCI or S&P or FACTSET may, in its sole and absolute discretion and at any time, terminate Tidal’s right to receive and/or use the Data.

●	The Trust acknowledges that MSCI, S&P and FACTSET are third party beneficiaries of the Customer Agreement between S&P, MSCI, FACTSET and Sub-Administrator, entitled to enforce all provisions of such agreement relating to the Data.

THE DATA IS PROVIDED TO THE TRUST ON AN “AS IS” BASIS. TIDAL, SUB-ADMINISTRATOR, ITS INFORMATION PROVIDERS, AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA (OR THE RESULTS TO BE OBTAINED BY THE USE THEREOF). TIDAL, SUB-ADMINISTRATOR, ITS INFORMATION PROVIDERS AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA EXPRESSLY DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, COMPLETENESS, NON-

Exhibit B (continued) to the Fund Administration Servicing Agreement

INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE TRUST ASSUMES THE ENTIRE RISK OF ANY USE THE TRUST MAY MAKE OF THE DATA. IN NO EVENT SHALL TIDAL, SUB-ADMINISTRATOR, ITS INFORMATION PROVIDERS OR ANY THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA, BE LIABLE TO THE TRUST, OR ANY OTHER THIRD PARTY, FOR ANY DIRECT OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE INABILITY OF THE TRUST TO USE THE DATA, REGARDLESS OF THE FORM OF ACTION, EVEN IF SUB-ADMINISTRATOR, ANY OF ITS INFORMATION PROVIDERS, OR ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA HAS BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.